Exhibit 99.2

May 27, 2021

To:	Full Truck Alliance Co. Ltd.

Wanbo Science and Technology Park, 20 Fengxin Road

Yuhuatai District, Nanjing

Jiangsu 210012

People’s Republic of China

No. 123 Kaifa Avenue

Economic and Technical Development Zone, Guiyang

Guizhou 550009

People’s Republic of China

Dear Sirs or Madams,

This opinion on the laws of the People’s Republic of China (“PRC” which, for the purposes of this opinion, excludes the Hong Kong Special Administrative Region of the PRC, the Macau Special Administrative Region of the PRC and Taiwan) is presented by CM Law Firm (“us” or “we”).

We are qualified lawyers of PRC and as such are qualified to issue this opinion on the laws and regulations of the PRC. We have acted as the PRC counsel to Full Truck Alliance Co. Ltd., a corporation organized under the laws of the Cayman Islands (the “Company”) in connection with (i) the proposed initial public offering (the “Offering”) of a certain number of American depositary shares (the “ADSs”), each ADS representing a certain number of ordinary shares of the Company, par value US$0.00001 per share (the “Ordinary Shares”), as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the ADSs on the New York Stock Exchange.

In rendering this opinion, we have reviewed or examined copies of the Registration Statement and other documents as we have considered necessary or advisable for the purpose of rendering this opinion, including but not limited to originals or copies of the due diligence documents provided to us by the Company and the PRC Companies (as defined below) and such other documents, corporate records and certificates issued by the Governmental Agencies (as defined below) (collectively, the “Documents”). Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by competent Governmental Agencies or appropriate representatives of the Company or the PRC Companies.

In rendering this opinion, we have assumed without independent investigation that (the “Assumptions”):

(i)	that each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws (other than PRC Laws) in any and all respects;

(ii)

that the Documents that were presented to us up to the date of this legal opinion remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

(iii)	that all Documents submitted to us as originals are authentic and that all Documents submitted to us as copies conform to their authentic originals;

(iv)

that all Documents have been validly authorized, executed and delivered by all of the parties thereto (other than the PRC Companies) and such parties (other than the PRC Companies) to the Documents have full power and authority to enter into, and have duly executed and delivered such Documents to which it is a party (other than the PRC Companies) in accordance with the laws of its jurisdiction of organization or incorporation or the laws to which it/she/he is subject;

(v)

that the signatures, seals and chops on the Documents submitted to us are genuine, and each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same;

(vi)

that each of the parties (other than the PRC Companies) to the Documents is duly organized and validly existing under the laws of its jurisdiction of organization and/or incorporation, and has been duly approved and authorized where applicable by the competent Governmental Agencies of the relevant jurisdiction to carry on its business and to perform its obligations under the Documents to which it is a party;

(vii)

that all factual information provided to us is correct, complete and accurate and that all factual matters in each of the covenants, representations and warranties in the representation letter or other similar documents are and remain accurate and true in all respects;

(viii)	that the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

Our opinion is limited to the PRC Laws of general application on the date hereof. We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the laws of the PRC and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC.

If any evidence comes to light that would indicate any of the Documents or materials referred to is incomplete, inaccurate or defective or if any of the assumptions upon which this opinion are based prove to be incorrect, we reserve the right to revise any relevant expression or conclusion contained in this opinion and/or issue a supplementary legal opinion, interpretation or revision to this opinion according to further certified facts as of that date.

A.    Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“CSRC”	means the China Securities Regulatory Commission.

“FTA Information”	means Full Truck Alliance Information Consulting Co., Ltd. (满帮信息咨询有限公司).

“Governmental Agency”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court or arbitral body in the PRC.

“Jiangsu Manyun”	means Jiangsu Manyun Logistics Information Co., Ltd. (江苏满运物流信息有限公司).

“M&A Rules”	means the Provisions on Merging and Acquiring Domestic Enterprises by Foreign Investors, which was promulgated by six Governmental Agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce (predecessor of the State Administration for Market Regulation), the CSRC, and the SAFE, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“PRC Companies”	means, collectively, all entities listed in Appendix A hereof, and each, a “PRC Company”.

“PRC Laws”	means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.
PRC Operating Entities	means PRC Subsidiaries listed in Appendix B-1 hereof, and each, a “PRC Operating Entity”.

“Prospectus”	has the meaning as defined in the Underwriting Agreement.

“SAFE”	means the State Administration of Foreign Exchange of the PRC.

“WFOEs”	Means PRC Subsidiaries listed in Appendix B-2 hereof, and each, a “WFOE”.

“VIE Agreements”	means the documents as set forth in Appendix C hereto.

B.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion that:

(1)

Corporate Structure. The descriptions of the corporate structure and contractual arrangements of the Jiangsu Manyun, FTA Information and PRC Operating Entities, respectively, as set forth in the Registration Statement under the captions “Prospectus Summary” and “Our History and Corporate Structure” are true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. The corporate structure of the Company (including the ownership structure of the Company and each of the PRC Companies, individually or in the aggregate), both currently and immediately after giving effect to the Offering, do not and will not violate any applicable PRC Laws. Each of the VIE Agreements and the contractual arrangements contemplated thereunder, both currently and immediately after giving effect to the Offering, is valid and binding, and enforceable in accordance with its terms and applicable PRC Laws, and does not and will not violate any applicable PRC Laws immediately after giving effect to the Offering. However, there are substantial uncertainties regarding the interpretation and application of PRC Laws, and there can be no assurance that the PRC government will ultimately take a view that is consistent with our opinion stated above.

(2)

M&A Rule. Based on our understanding of the explicit provisions of the PRC Laws as of the date hereof, given that (a) WFOEs were established by means of direct investment rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rule; (b) no explicit provision in the M&A Rules classifies the respective contractual arrangements among Jiangsu Manyun, FTA Information, PRC Operating Entities and their respective shareholders as a type of acquisition transaction falling under the M&A Rule, (c) the CSRC currently has not issued any definitive rule or interpretation concerning whether the Offerings are subject to the M&A Rules; and we are of the opinion that M&A Rule and related regulations do not require that the Company obtain prior CSRC approval for the listing and trading of the ADSs on the New York Stock Exchange. However, there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and our opinions stated above are subject to any new PRC Laws or detailed implementations and interpretations in any form relating to the M&A Rules, and there can be no assurance that the PRC government will ultimately take a view that is consistent with our opinion stated above.

(3)

Enforceability of Civil Procedures. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(4)

Taxation. The statements set forth in the Registration Statement under the caption “Taxation - People’s Republic of China Taxation” with respect to the PRC tax laws and regulations, constitute true and accurate descriptions of the matters described therein in all material aspects, and constitute our opinion to the material tax consequences of an investment in the ADSs under the PRC Laws.

(5)

PRC Laws. The statements in the Registration Statement, under the sections entitled “Prospectus Summary”, “Risk Factors”, “Dividend Policy” “Enforcement of Civil Liabilities”, “Our History and Corporate Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Taxation-PRC”, “Business”, “Related Party Transactions”, “Regulations” and “Taxation—People’s Republic of China Taxation”, to the extent that they describe or summarize matters of PRC Laws, are true and accurate in all material respects, and fairly present or fairly summarize in all material respects the PRC legal and regulatory matters, VIE Agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material respect.

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

(a)

Our opinion is limited to the PRC laws of general application on the date hereof. For the purpose of this opinion only, the PRC or China shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

(b)

The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(c)

Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation, (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form, (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages, and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(d)

This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

(e)

We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC Companies and PRC government officials.

(f)

As used in this opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereby after reasonable investigation and inquiry. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC Companies and Governmental Agencies.

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ CM Law Firm

CM Law Firm

Appendix A

List of PRC Companies

#	Name

1.	江苏满运物流信息有限公司 Jiangsu Manyun Logistics Information Co., Ltd.

2.	南京运满满投资有限公司 Nanjing Yunmanman Investment Co., Ltd.

3.	天津满帮融资担保有限公司 Tianjin Full Truck Alliance Financing Assurance Co., Ltd.

4.	满帮信息咨询有限公司 Full Truck Alliance Information Consulting Co., Ltd.

5.	贵州满帮物流科技有限公司 Guizhou FTA Logistics Technology Co., Ltd.

6.	贵阳帮满融资租赁有限公司 Guiyang Bang Man Financial Leasing Co., Ltd.

7.	山东满帮能源有限公司 Shandong Full Truck Alliance Energy Co., Ltd.

8.	贵阳满帮联云基础设施投资有限公司 Guiyang Full Truck Alliance Lianyun Infrastructure Investment Co., Ltd.

9.	成都满帮供应链管理有限公司 Chengdu Full Truck Alliance Supply Chain Management Co., Ltd.

10.	重庆满库供应链管理有限公司 Chongqing Manku Supply Chain Management Co., Ltd.

11.	长沙满帮供应链管理有限公司 Changsha Full Truck Alliance Supply Chain Management Co., Ltd.

12.	山恩能源（大连）有限公司 Shan’en Energy (Dalian) Co., Ltd

13.	南京运满满供应链管理有限公司 Nanjing Yunmanman Supply Chain Management Co., Ltd.

14.	天津满运融资租赁有限公司 Tianjin Manyun Financial Leasing Co., Ltd.

15.	天津满运商业保理有限公司 Tianjin Manyun Commercial Factoring Co., Ltd.

16.	贵阳帮帮资产拍卖有限公司 Guiyang Bang Bang Assets Auction Co., Ltd.

17.	南京赋满创企业管理咨询有限公司 Nanjing Fu Man Chuang Enterprise Management Consultancy Co., Ltd.

18.	天津满运网络科技有限公司 Tianjin Manyun Network Technology Co., Ltd

19.	贵阳货车帮科技有限公司 Guiyang Huochebang Technology Co., Ltd.

Appendix A

20.	北京运满满科技有限公司 Beijing Yunmanman Technology Co., Ltd.

21.	上海细微信息咨询有限公司 Shanghai Xiwei Information Consulting Co., Ltd.

22.	贵州货车帮网络信息服务有限公司 Guizhou Huochebang Internet Information Service Co., Ltd.

23.	贵州货车帮小额贷款有限公司 Guizhou Huochebang Microfinance Co., Ltd.

24.	江苏满运软件科技有限公司 Jiangsu Full Truck Alliance Software Technology Co., Ltd.

25.	天津满运软件科技有限公司 Tianjin Full Truck Alliance Software Technology Co., Ltd.

26.	成都运力科技有限公司 Chengdu Yunli Technology Co., Ltd.

27.	贵阳山恩保险经纪有限公司 Guiyang Shan’en Insurance Brokerage Co., Ltd.

28.	贵州货车帮物流咨询有限公司 Guizhou Huochebang Logistics Consulting Co., Ltd.

29.	贵州帮货车融资担保有限公司 GuiZhou Bang Huo Che Financing Assurance Co., Ltd.

30.	天津满帮能源科技有限公司 Tianjin Full Truck Alliance Energy Technology Co., Ltd.

31.	北京货车帮科技有限公司 Beijing Huochebang Technology Co., Ltd.

32.	上海建声企业管理咨询有限公司 Shanghai Jiansheng Management Consulting Co., Ltd.

33.	河北雄安链接科技有限公司 Hebei Xiong’an Blockchain Technology Co., Ltd.

34.	贵阳货车帮新石器科技有限公司 Guiyang Huochebang Xinshiqi Technology Co., Ltd.

35.	黑龙江货车帮供应链管理有限公司 Heilongjiang Huochebang Supply Chain Management Co., Ltd.

36.	河北货车帮物流管理有限公司 Hebei Huochebang Logistics Management Co., Ltd.

37.	山西货车帮供应链管理有限公司 Shanxi Huochebang Supply Chain Management Co., Ltd.

38.	江西货车帮供应链管理有限公司 Jiangxi Huochebang Supply Chain Management Co., Ltd.

39.	山东货车帮供应链管理有限公司 Shandong Huochebang Supply Chain Management Co., Ltd.

40.	广西货车帮供应链管理有限公司 Guangxi Huochebang Supply Chain Management Co., Ltd.

41.	湖南山恩运盟供应链管理有限公司 Hunan Shan’en Yunmeng Supply Chain Management Co., Ltd.

42.	河南山恩运盟物流有限公司 Henan Shan’en Yunmeng Logistics Co., Ltd.

Appendix A

43.	贵州货车帮供应链管理有限公司 Guizhou Huochebang Supply Chain Management Co., Ltd.

44.	重庆卓捷物流有限公司 Chongqing Zhuojie Logistics Service Co., Ltd.

45.	陕西山恩运盟物流有限公司 Shaanxi Shan’en Yunmeng Logistics Service Co., Ltd.

46.	甘肃货车帮物流管理有限公司 Gansu Huochebang Logistics Management Co., Ltd.

47.	宁夏山恩运盟物流管理有限公司 Ningxia Shan’en Yunmeng Logistics Service Co., Ltd.

48.	贵阳山恩科技有限公司 Guiyang Shan’en Technology Co., Ltd.

49.	南京满运商务信息咨询有限公司 Nanjing Manyun Business Information Consultation Co., Ltd.

50.	宁夏满运物流有限公司 Ningxia Manyun Logistics Co., Ltd.

51.	广州回头车信息科技有限公司 Guangzhou Huitouche Information Technology Co., Ltd.

52.	海南满运软件科技有限公司 Hainan Manyun Software Technology Co., Ltd

53.	天津省省回头车信息科技有限公司 Tianjin Shengsheng Huitouche Information Technology Co., Ltd.

54.	台州满隆软件科技有限公司 Taizhou Manlong Software Technology Co., Ltd

55.	金华满方信息科技有限公司 Jinhua Manfang Information Technology Co., Ltd

56.	内蒙古山恩运盟物流有限公司 Neimenggu Shan’en Yunmeng Logistics Service Co., Ltd.

57.	内蒙古货车帮科技有限公司 Neimenggu Huochebang Technology Co., Ltd.

58.	吉林山恩运盟供应链管理有限公司 Jilin Shan’en Yunmeng Supply Chain Management Co., Ltd.

59.	四川运道汽车销售有限公司 Sichuan Yundao vehicle sales Co., Ltd.

60.	太原满运软件科技有限公司 Taiyuan Manyun Software Technology Co., Ltd.

61.	南京满运冷链科技有限公司 Nanjing Manyun Cold Chain Technology Co., Ltd.

62.	扬州满运商务服务有限公司 Yangzhou Manyun Business Service Co., Ltd.

Appendix A

Appendix B-1

List of PRC Operating Entities

#	Name

1.	Beijing Yunmanman Technology Co., Ltd.	北京运满满科技有限公司

2.	Guizhou FTA Logistics Technology Co., Ltd.	贵州满帮物流科技有限公司

3.	Shanghai Xiwei Information Consulting Co., Ltd.	上海细微信息咨询有限公司

Appendix B-2

List of WOFEs

#	Name

1.	Full Truck Alliance Information Consulting Co.,Ltd.	满帮信息咨询有限公司

2.	Jiangsu Manyun Logistics Information Co., Ltd.	江苏满运物流信息有限公司

3.	Guiyang BangMan Financial Leasing Co., Ltd.	贵阳帮满融资租赁有限公司

4.	Shan Dong Man Bang Energy Co., Ltd.	山东满帮能源有限公司

5.	Guiyang AMH Lianyun Infrastructure Investment Co., Ltd.	贵阳满帮联云基础设施投资有限公司

6.	Chengdu Manbang Supply Chain Management Co., Ltd.	成都满帮供应链管理有限公司

7.	Chongqing Manku Supply Chain Management Co., Ltd.	重庆满库供应链管理有限公司

8.	Changsha Manbang Supply Chain Management Co., Ltd.	长沙满帮供应链管理有限公司

9.	Nanjing Yun Man Man Investment Co., Ltd.	南京运满满投资有限公司

Appendix B

Appendix C

List of VIE Agreements

1.	Exclusive Service Agreement entered into by and between Jiangsu Manyun Logistics Information Co., Ltd. and Beijing Yunmanman Technology Co., Ltd. on March 22, 2021.

2.	Exclusive Option Agreement entered into by and among Jiangsu Manyun Logistics Information Co., Ltd., Beijing Yunmanman Technology Co., Ltd., Zhang Hui (张晖) and Ma Guizhen (马桂珍) on March 22, 2021.

3.	Equity Interest Pledge Agreement entered into by and among Jiangsu Manyun Logistics Information Co., Ltd., Beijing Yunmanman Technology Co., Ltd. and Zhang Hui (张晖) on March 22, 2021.

4.	Equity Interest Pledge Agreement entered into by and among Jiangsu Manyun Logistics Information Co., Ltd., Beijing Yunmanman Technology Co., Ltd. and Ma Guizhen (马桂珍) on March 22, 2021.

5.	Power of Attorney entered into by and among Jiangsu Manyun Logistics Information Co., Ltd., Beijing Yunmanman Technology Co., Ltd., Zhang Hui (张晖) and Ma Guizhen (马桂珍) on March 22, 2021.

6.	Spousal Consent Letter issued by the spouse of Zhang Hui (张晖), a shareholder of Beijing Yunmanman Technology Co., Ltd., on March 22, 2021.

7.	Spousal Consent Letter issued by the spouse of Ma Guizhen (马桂珍), a shareholder of Beijing Yunmanman Technology Co., Ltd., on March 22, 2021.

8.	Exclusive Service Agreement entered into by and between Full Truck Alliance Information Consulting Co.,Ltd. and Guizhou FTA Logistics Technology Co., Ltd. on March 12, 2021.

9.

Exclusive Option Agreement entered into by and among Full Truck Alliance Information Consulting Co.,Ltd., Zhang Hui (张晖), Ma Guizhen (马桂珍) and Guizhou FTA Logistics Technology Co., Ltd. on March 12, 2021.

10.	Equity Interest Pledge Agreement entered into by and among Full Truck Alliance Information Consulting Co.,Ltd., Zhang Hui (张晖) and Guizhou FTA Logistics Technology Co., Ltd. on March 12, 2021.

11.	Equity Interest Pledge Agreement entered into by and among Full Truck Alliance Information Consulting Co.,Ltd., Ma Guizhen (马桂珍) and Guizhou FTA Logistics Technology Co., Ltd. on March 12, 2021.

12.	Power of Attorney entered into by and among Full Truck Alliance Information Consulting Co.,Ltd., Zhang Hui (张晖), Ma Guizhen (马桂珍) and Guizhou FTA Logistics Technology Co., Ltd. on March 12, 2021.

Appendix C

13.	Spousal Consent Letter issued by the spouse of Zhang Hui (张晖), a shareholder of Guizhou FTA Logistics Technology Co., Ltd., on March 12, 2021.

14.	Spousal Consent Letter issued by the spouse of Ma Guizhen (马桂珍), a shareholder of Guizhou FTA Logistics Technology Co., Ltd., on March 12, 2021.

15.	Exclusive Service Agreement entered into by and between Jiangsu Manyun Logistics Information Co., Ltd. and Shanghai Xiwei Information Consulting Co., Ltd. on September 10, 2014.

16.

Exclusive Option Agreement entered into by and among Jiangsu Manyun Logistics Information Co., Ltd., Shanghai Xiwei Information Consulting Co., Ltd., Zhang Hui (张晖) and Ma Guizhen (马桂珍) on February 9, 2021.

17.

Equity Interest Pledge Agreement entered into by and among Jiangsu Manyun Logistics Information Co., Ltd., Shanghai Xiwei Information Consulting Co., Ltd., Zhang Hui (张晖) and Ma Guizhen (马桂珍) on February 9, 2021.

18.	Power of Attorney entered into by and among Jiangsu Manyun Logistics Information Co., Ltd., Shanghai Xiwei Information Consulting Co., Ltd., Zhang Hui (张晖) and Ma Guizhen (马桂珍) on February 9, 2021.

19.	Spousal Consent Letter issued by the spouse of Zhang Hui (张晖), a shareholder of Shanghai Xiwei Information Consulting Co., Ltd., on February 9, 2021.

20.	Spousal Consent Letter issued by the spouse of Ma Guizhen (马桂珍), a shareholder of Shanghai Xiwei Information Consulting Co., Ltd.,on February 9, 2021.

Appendix C